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                                 EXHIBIT 3.1

        Certificate of Amendment to Restated Certificate of Incorporation















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                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         BROTHERS GOURMET COFFEES, INC.


     BROTHERS GOURMET COFFEES, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of BROTHERS GOURMET
COFFEES, INC. held on February 27, 1997, the Board of Directors of Brothers Gourmet Coffees, Inc. adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Restated Certificate of Incorporation of BROTHERS GOURMET COFFEES, INC. be amended by changing the following
     Article:

                                  ARTICLE FOUR

          Paragraph A. of Article FOURTH is amended to read in its entirety as follows:

          The Aggregate number of shares of stock which the Corporation shall have authority to issue is 37,000,000, consisting of (i) 25,000,000 shares of common stock, par value $.0001 per share ("Common Stock"), (ii) 2,000,000 shares of Class B Common Stock, par value $.0001 per share ("Class B Common Stock"), and (iii) 10,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

     SECOND:   That, thereafter, an annual meeting of the stockholders of said corporation was duly called and held on May 15, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares, as required by statute, were voted in favor of the aforesaid amendment.

     THIRD:    That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, BROTHERS GOURMET COFFEES, INC. has caused this
Certificate of Amendment to the Restated Certificate of Incorporation to be signed by JOHN L. RUPPERT, its Secretary, this 16th day of May, 1997.



                                /s/ JOHN L. RUPPERT
                              --------------------------------------
                              JOHN L. RUPPERT, Secretary






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